                                                                  Exhibit (a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                                TSI INCORPORATED
                                       TO
                             JJF ACQUISITION, INC.
                   (Not To Be Used For Signature Guarantees)

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to tender Shares (as defined below) pursuant to the Offer (as defined below) if (i) certificates representing shares (the "Shares") of common stock, par value $0.10 per share (the "Common Stock"), of TSI Incorporated, a Minnesota corporation (the "Company") are not immediately available; (ii) time will not permit all required documents to reach Firstar Bank of Minnesota, N.A., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in the Offer to Purchase); or (iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile to the Depositary. See Section 2 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                        FIRSTAR BANK OF MINNESOTA, N.A.

         BY MAIL:                      BY FACSIMILE TRANSMISSION                     BY HAND OR
                             (FOR ELIGIBLE OVERNIGHT DELIVERY: INSTITUTIONS      OVERNIGHT DELIVERY:
                                                 ONLY):
   101 East Fifth Street                     (651) 229-6415                     101 East Fifth Street
 St. Paul, Minnesota 55101                                                    St. Paul, Minnesota 55101
Corporate Trust Department                                                   Corporate Trust Department
                                    Confirm Facsimile by Telephone:
                                             (651) 229-2600

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies And Gentlemen:

    The undersigned hereby tenders to JJF Acquisition, Inc. upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Number of Shares: ______________________________________________________________

Name(s) of Record Holder(s): ___________________________________________________

________________________________________________________________________________
                              PLEASE TYPE OR PRINT

Address(es): ___________________________________________________________________

                                                                 ZIP CODE

Area Code and Tel. No.: ________________________________________________________

Certificate No(s). (if available) ______________________________________________

________________________________________________________________________________

Check box if Shares will be tendered by book-entry transfer:

/ /   The Depository Trust Company

Signature(s): __________________________________________________________________

________________________________________________________________________________

Account Number: ________________________________________________________________

Dated: __________________________________, 1999

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (b) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company, with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), and any other required documents, within (a) in the case of Shares, three New York Stock Exchange, Inc. ("NYSE") trading days after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and the certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: __________________________________________________________________

________________________________________________________________________________
                              AUTHORIZED SIGNATURE

Address(es): ___________________________________________________________________
                                                                 ZIP CODE

Area Code and Tel. No.: ________________________________________________________

Name: __________________________________________________________________________
                              PLEASE TYPE OR PRINT

Title: _________________________________________________________________________

Dated: __________________________________, 1999

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
      SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.